Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Third Quarter 2024 Results

SYRACUSE, N.Y. — October 22, 2024 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2024 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://communityfinancialsystem.com/news. An archived webcast of the earnings call will be available on this site for one full year.

Third Quarter 2024 Performance Summary

•	Net income of $43.9 million, or $0.83 per fully diluted share, increased $0.01 per fully diluted share from the prior year’s third quarter and decreased $0.08 per fully diluted share from the second quarter of 2024

•	Operating net income, a non-GAAP measure that excludes from net income the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets, of $46.6 million, or $0.88 per fully diluted share, increased $0.01 per fully diluted share from the prior year’s third quarter and decreased $0.07 per fully diluted share from the second quarter of 2024

•	Total revenues of $188.9 million, a fourth consecutive new quarterly record for the Company, increased $13.6 million, or 7.7%, from the prior year’s third quarter and increased $5.1 million, or 2.8%, from the second quarter of 2024

•	Net interest income of $112.7 million, a new quarterly record for the Company, increased $5.0 million, or 4.6%, from the prior year’s third quarter and increased $3.4 million, or 3.0%, from the second quarter of 2024

•	Total financial services (employee benefit services, insurance services and wealth management services) revenues of $55.8 million, a third consecutive new quarterly record for the Company, increased $5.7 million, or 11.4%, from the prior year’s third quarter and increased $1.6 million, or 3.0%, from the second quarter of 2024

•	Operating pre-tax, pre-provision net revenue, a non-GAAP measure that excludes from income before income taxes the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets, of $68.3 million, or $1.29 per fully diluted share, increased $0.13 per fully diluted share from the prior year’s third quarter and was consistent with the second quarter of 2024 on a per fully diluted share basis

•	Total ending loans of $10.25 billion increased $227.8 million, or 2.3%, from the end of the second quarter of 2024, marking the thirteenth consecutive quarter of loan growth, and increased $801.6 million, or 8.5%, from the end of the prior year’s third quarter

•	Total ending deposits of $13.48 billion increased $338.3 million, or 2.6%, from the end of the second quarter of 2024 and increased $445.4 million, or 3.4%, from the end of the prior year’s third quarter

•	Tier 1 leverage ratio of 9.12% at the end of the quarter continues to substantially exceed the regulatory well-capitalized standard of 5.0%

Company management will conduct an investor call at 11:00 a.m. (ET) today, October 22, 2024, to discuss the third quarter 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/GagdbNwDZ0m.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $15 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company visit www.cbna.com or www.communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Third Quarter 2024 Results

SYRACUSE, N.Y. — October 22, 2024

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2024 net income of $43.9 million, or $0.83 per fully diluted share and non-GAAP operating net income of $46.6 million, or $0.88 per fully diluted share.

“Our Company had solid core operating performance for the third quarter with operating pre-tax, pre-provision net revenue per share, a non-GAAP measure, remaining consistent with last quarter and increasing $0.13, or 11.2%, over the prior year’s third quarter. For the fourth consecutive quarter, the Company established a new high for quarterly revenues as net interest income reached an all-time quarterly high and we also achieved new quarterly records in our benefits and insurance businesses,” commented Dimitar A. Karaivanov, President and CEO.

“Earnings per share decreased by $0.08, or 8.8%, from the linked second quarter and increased $0.01, or 1.2%, over the prior year’s third quarter. Earnings results were negatively impacted by a higher provision for credit losses that reflected expected economic landing in future periods.

Looking forward, I am very encouraged by the revenue momentum and outlook for operating leverage while maintaining strong credit and liquidity metrics.”

Third Quarter 2024 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2024	2nd Qtr 2024	3rd Qtr 2023	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$0.83	$0.91	$0.82	($0.08)	(8.8%)	$0.01	1.2%
	Operating Diluted Earnings Per Share[1]	0.88	0.95	0.87	(0.07)	(7.4%)	0.01	1.1%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.29	1.29	1.16	0.00	0.0%	0.13	11.2%

Return Metrics	Return on Assets	1.09%	1.22%	1.16%	-	(0.13%)	-	(0.07%)
	Operating Return on Assets[1]	1.16%	1.29%	1.23%	-	(0.13%)	-	(0.07%)
	Return on Equity	10.21%	11.79%	10.90%	-	(1.58%)	-	(0.69%)
	Operating Return on Equity[1]	10.85%	12.43%	11.62%	-	(1.58%)	-	(0.77%)

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2024	2nd Qtr 2024	3rd Qtr 2023	$	%	$	%
Revenues	Total Revenues	$188,942	$183,799	$175,372	$5,143	2.8%	$13,570	7.7%
	Total Operating Revenues[1]	189,096	183,164	175,421	5,932	3.2%	13,675	7.8%
	Noninterest Revenues	76,197	74,390	67,586	1,807	2.4%	8,611	12.7%
	Total Operating Noninterest Revenues[1]	76,351	73,755	67,635	2,596	3.5%	8,716	12.9%
	Noninterest Revenues/Total Revenues	40.3%	40.5%	38.5%	-	(0.2%)	-	1.8%
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	40.2%	40.1%	38.3%	-	0.1%	-	1.9%

Net Interest Income and Margin	Net Interest Income	$112,745	$109,409	$107,786	$3,336	3.0%	$4,959	4.6%
	Net Interest Margin	3.03%	3.01%	3.07%	-	0.02%	-	(0.04%)
	Net Interest Margin (FTE)[1]	3.05%	3.04%	3.10%	-	0.01%	-	(0.05%)

Balance Sheet and Funding	Total Ending Loans	$10,251,674	$10,023,857	$9,450,066	$227,817	2.3%	$801,608	8.5%
	Total Ending Deposits	13,476,171	13,137,888	13,030,788	338,283	2.6%	445,383	3.4%
	Cost of Total Deposits	1.23%	1.23%	0.76%	-	0.00%	-	0.47%
	Cost of Funds	1.44%	1.37%	0.88%	-	0.07%	-	0.56%

Risk Metrics	Annualized Loan Net Charge-Offs	0.11%	0.05%	0.05%	-	0.06%	-	0.06%
	Tier 1 Leverage Ratio	9.12%	9.07%	9.44%	-	0.05%	-	(0.32%)
	Loan-to-deposit ratio	76.1%	76.3%	72.5%	-	(0.2%)	-	3.6%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	199%	198%	186%	-	1%	-	13%

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Third Quarter 2024 Business Segment Results[2]					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		3rd Qtr 2024	2nd Qtr 2024	3rd Qtr 2023	$	%	$	%
Banking and Corporate	Net interest income	$111,846	$108,535	$107,169	$3,311	3.1%	$4,677	4.4%
	Provision for credit losses	7,709	2,708	2,878	5,001	184.7%	4,831	167.9%
	Operating noninterest revenues	20,478	19,502	17,580	976	5.0%	2,898	16.5%
	Operating noninterest expenses	84,170	78,185	79,027	5,985	7.7%	5,143	6.5%
	Operating income before income taxes	$40,445	$47,144	$42,844	($6,699)	(14.2%)	($2,399)	(5.6%)

Employee Benefit Services	Net interest income	$723	$702	$486	$21	3.0%	$237	48.8%
	Operating noninterest revenues	34,135	33,051	30,741	1,084	3.3%	3,394	11.0%
	Operating noninterest expenses	19,621	20,206	18,305	(585)	(2.9%)	1,316	7.2%
	Operating income before income taxes	$15,237	$13,547	$12,922	$1,690	12.5%	$2,315	17.9%

Insurance Services	Net interest income	$38	$40	$29	($2)	(5.0%)	$9	31.0%
	Operating noninterest revenues	13,671	13,324	12,139	347	2.6%	1,532	12.6%
	Operating noninterest expenses	10,830	10,645	10,246	185	1.7%	584	5.7%
	Operating income before income taxes	$2,879	$2,719	$1,922	$160	5.9%	$957	49.8%

Wealth Management Services	Net interest income	$138	$132	$102	$6	4.5%	$36	35.3%
	Operating noninterest revenues	9,242	9,019	8,257	223	2.5%	985	11.9%
	Operating noninterest expenses	7,376	7,123	6,352	253	3.6%	1,024	16.1%
	Operating income before income taxes	$2,004	$2,028	$2,007	($24)	(1.2%)	($3)	(0.1%)

2Business segment results within this table are presented in accordance with Accounting Standards Codification 280: Segment Reporting as described in the Company's Segment Information disclosure in its Quarterly Form on 10-Q. Refer to Quarterly Segment Information Reconciliations included within the “Summary of Financial Data (unaudited)” tables below for reconciliations of total segment results to consolidated Community Financial System, Inc. results.

Results of Operations

The Company reported third quarter 2024 net income of $43.9 million, or $0.83 per fully diluted share. This compares to net income of $44.1 million, or $0.82 per fully diluted share, for the third quarter of 2023. The $0.01 increase in earnings per share was driven by increases in noninterest revenues and net interest income and a decrease in the number of fully diluted shares outstanding, partially offset by increases in noninterest expenses, the provision for credit losses and income taxes. Comparatively, the Company’s diluted earnings per share decreased $0.08 from $0.91 per share for the linked second quarter of 2024 primarily due to increases in the provision for credit losses and noninterest expenses, partially offset by increases in noninterest revenues and net interest income and a decrease in income taxes.

Net Interest Income and Net Interest Margin

The Company’s thirteenth consecutive quarter of loan growth supported continued expansion in interest income that more than offset higher interest expense driven by funding cost pressures, resulting in net interest income growth and margin expansion.

•	Net interest income in the third quarter of 2024 was $112.7 million, up $5.0 million, or 4.6%, compared to the third quarter of 2023, and up $3.3 million, or 3.0%, from the second quarter of 2024.
•	Net interest margin in the third quarter of 3.03% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.05% decreased by four basis points and five basis points, respectively, from the third quarter of 2023. These decreases were primarily the result of an increase in the cost of interest-bearing liabilities, partially offset by higher yields on interest-earning assets and a higher proportion of those assets being comprised of loan balances primarily due to strong organic loan growth.
•	The yield on interest-earning assets increased 49 basis points to 4.43% over the prior year’s third quarter primarily as a result of higher loan yields due to higher interest rates on new loans and an increase in variable and adjustable-rate loan yields.
•	The cost of interest-bearing liabilities increased 70 basis points from 1.23% in the third quarter of 2023 to 1.93% in the third quarter of 2024 as a result of market-driven higher deposit and borrowing rates and change in deposit mix as the proportion of time deposit balances increased.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, increased by two basis points and one basis point, respectively. The cost of funds increased seven basis points, including a 10 basis point increase in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased eight basis points. The increase in the cost of interest-bearing liabilities included a one basis point increase in the average interest-bearing deposit rate and a 37 basis point increase in the average borrowing rate impacted by a larger proportion of higher rate average overnight borrowings to total average borrowings.

Noninterest Revenues

The Company’s banking and financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams generated 40.3% of total revenues in the third quarter, continue to reduce its dependence on net interest income and provide a solid foundation for future growth and opportunities.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, were $20.6 million for the third quarter of 2024, an increase of $3.0 million, or 17.1%, from the third quarter of 2023 and $1.0 million, or 4.8%, from the second quarter of 2024. The increases between both periods were primarily due to higher interest rate swap fee revenues associated with the Company’s recent implementation of this product offering.
•	Employee benefit services revenues for the third quarter of 2024 were $33.2 million, an increase of $3.2 million, or 10.7%, in comparison to the third quarter of 2023 and $1.1 million, or 3.4%, from the second quarter of 2024, driven by new business and increases in the total participants under administration, along with growth in asset-based fee revenues resulting from market appreciation. Additionally, the acquisition of certain assets of Creative Plan Designs Limited on February 1, 2024 added fee revenues related to employee benefit plan design, administration and consulting that contributed to the year-over-year increase.
•	Insurance services revenues for the third quarter of 2024 were $13.7 million, which represents a $1.5 million, or 12.7%, increase versus the prior year’s third quarter and $0.3 million, or 2.6%, from the second quarter of 2024, due to organic and acquired growth in commission revenues, including the incremental revenues resulting from the acquisition of a New York-based insurance agency for $4.6 million in total consideration on April 1, 2024.
•	Wealth management services revenues for the third quarter of 2024 were $8.9 million, an increase of $1.0 million, or 12.1%, from the third quarter of 2023 and $0.2 million, or 2.3%, from the second quarter of 2024, reflective of more favorable investment market conditions that drove increases in assets under management between the periods.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $124.2 million in total noninterest expenses in the third quarter of 2024, compared to $116.5 million of total noninterest expenses in the prior year’s third quarter. The $7.7 million, or 6.6%, increase between the periods was mainly driven by higher salaries and employee benefits and data processing and communications expenses.
•	The $7.3 million, or 10.4%, increase in salaries and employee benefits expenses was primarily driven by merit and market-related increases in employee wages, higher incentive plan costs and acquisitions between the periods, partially offset by the impact of the previously announced retail customer service workforce optimization plan.
•	The $0.4 million, or 2.7%, increase in data processing and communications expenses is reflective of the Company’s continued investment in customer-facing and back-office technologies.
•	The effective tax rate for the third quarter of 2024 was 23.0%, up from 21.2% in the third quarter of 2023. Excluding the impact of tax expense and benefits related to stock-based compensation activity and income tax credit amortization, the effective tax rate for the third quarter of 2024 was 22.6%, up from 21.2% in the third quarter of 2023.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $16.40 billion at September 30, 2024, representing a $1.02 billion, or 6.6%, increase from one year prior and a $497.9 million, or 3.1%, increase from the end of the second quarter of 2024. The increases in the Company’s total assets during both periods were primarily driven by organic loan growth and an increase in the carrying value of available-for-sale investment securities due to changes in market interest rates.
•	At September 30, 2024, the Company’s readily available sources of liquidity totaled $4.49 billion, including cash and cash equivalents balances unpledged as collateral of $341.0 million, investment securities unpledged as collateral totaling $1.69 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.27 billion and $1.19 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The available sources of immediately available liquidity represent approximately 200% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of third quarter total ending deposits.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at September 30, 2024 of $13.48 billion were $338.3 million, or 2.6%, higher than the end of the second quarter of 2024 due to seasonal inflows of municipal deposit balances. Ending deposits were $445.4 million, or 3.4%, higher than one year prior primarily driven by higher municipal deposit balances reflective of competitive offerings and expansion of its municipal deposit relationship base due in part to the Company’s business development efforts.
•	Ending borrowings of $948.4 million at September 30, 2024, which included $622.3 million of fixed rate Federal Home Loan Bank of New York term borrowings, $317.4 million of customer repurchase agreements and $8.7 million of finance lease liabilities, increased $16.2 million, or 1.7%, from June 30, 2024 and increased $301.3 million, or 46.6%, from one year prior and supplemented the funding of strong loan growth.
•	The Company’s average cost of funds increased 56 basis points, from 0.88% in the third quarter of 2023 to 1.44% in the third quarter of 2024.
•	The quarterly average cost of total deposits of 1.23% remained consistent with the prior quarter and comparatively low relative to the industry.
•	Since December 31, 2021 and through the end of the third quarter of 2024, the Company’s deposit beta was 24% and the total funding beta was 28%. The target Federal Funds rate has increased 475 basis points since December 31, 2021, while the Company’s total deposit costs and total funding costs increased 115 basis points and 135 basis points, respectively, over the same period.
•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 58% consumer, 27% business and 15% municipal at the end of the current quarter, and broadly dispersed as illustrated by an average deposit balance per account of under $20,000.
•	65% of the Company’s total deposits were in no and low rate checking and savings accounts at the end of the third quarter and the Company does not currently utilize brokered or wholesale deposits. Time deposit accounts represented 16% of the Company’s total deposits at the end of the third quarter of 2024, up five percentage points from the end of the third quarter of 2023 and consistent with the end of the prior quarter. The increase from one year ago is reflective of customers responding to changes in market interest rates by moving funds into higher yielding products.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is diversified and growing, with a core focus on credit quality.

•	Ending loans at September 30, 2024 of $10.25 billion were $227.8 million, or 2.3%, higher than June 30, 2024 and $801.6 million, or 8.5%, higher than one year prior driven by increases in all loan categories between both periods due to net organic growth.
•	At September 30, 2024, the Company’s allowance for credit losses totaled $76.2 million, or 0.74% of total loans outstanding, compared to $71.4 million, or 0.71% of total loans outstanding, at June 30, 2024 and $64.9 million, or 0.69% of total loans outstanding, at September 30, 2023.
•	Reflective of a slight decline in certain asset quality metrics, an increase in loans outstanding and a stable economic forecast, the Company recorded a $7.7 million provision for credit losses during the third quarter of 2024. While certain macroeconomic concerns are persisting related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 199% of total bank-level regulatory capital. Additionally, the current levels of delinquencies, charge-offs and risk ratings within these portfolios remain below long-term historical averages, reflecting the solid asset quality of these portfolios.
•	The Company recorded net charge-offs of $2.8 million, or an annualized 0.11% of average loans, in the third quarter of 2024 compared to net charge-offs of $1.2 million, or an annualized 0.05% of average loans, in the third quarter of 2023 and net charge-offs of $1.3 million, or an annualized 0.05% of average loans, in the second quarter of 2024.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.07% at the end of the third quarter of 2024. This compares to 0.90% at the end of the third quarter of 2023 and 0.95% at June 30, 2024.
•	At September 30, 2024, nonperforming (90 or more days delinquent and non-accruing) loans were $62.8 million, or 0.61% of total loans outstanding compared to $50.5 million, or 0.50% of total loans outstanding at June 30, 2024 and $36.9 million, or 0.39% of total loans outstanding one year earlier. The increase in nonperforming loans during the third quarter of 2024 was primarily attributable to an increase in nonaccrual business lending loan balances, driven largely by the performance of one relationship.
•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.46% of total loans outstanding at September 30, 2024, up from 0.45% at the end of the second quarter of 2024 and down from 0.51% one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At September 30, 2024, all of the Company’s and the Bank’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.78 billion at September 30, 2024 was $230.0 million, or 14.8%, higher than one year ago, primarily due to a $191.7 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $70.6 million increase in retained earnings due to net income retention, partially offset by a $49.3 million increase in treasury stock due to share repurchases. Shareholders’ equity increased $114.8 million, or 6.9%, from June 30, 2024, primarily driven by a $91.4 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $19.7 million increase in retained earnings due to net income retention.
•	The Company’s shareholders’ equity to assets ratio was 10.88% at September 30, 2024, up from 10.11% at September 30, 2023 and 10.50% at June 30, 2024.
•	The Company’s tier 1 leverage ratio of 9.12% at September 30, 2024 decreased 32 basis points from one year earlier and increased five basis points from June 30, 2024, remaining substantially above the regulatory well-capitalized standard of 5.0%.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 5.97% at September 30, 2024, up from 4.81% a year earlier and 5.38% at June 30, 2024. Tangible equity (non-GAAP) increased $230.0 million, or 32.9%, from one year prior due to the aforementioned decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and net income retention, partially offset by the impact of share repurchases between the periods. Tangible assets (non-GAAP) increased $1.02 billion, or 7.0%, from the prior year due primarily to organic loan growth and an increase in the carrying value of available-for-sale investment securities due to changes in market interest rates.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2024 marked the 32nd consecutive year of dividend increases for the Company.

•	During the third quarter of 2024, the Company declared a quarterly cash dividend of $0.46 per share on its common stock, up 2.2% from the $0.45 dividend declared in the third quarter of 2023, representing an annualized yield of 3.1% based upon on the $58.85 closing price of the Company’s stock on October 21, 2024.
•	As previously announced, in December 2023 the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2024. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 1,000,000 shares repurchased pursuant to the 2024 stock repurchase program in the first nine months of 2024. No shares were repurchased pursuant to the 2024 stock repurchase program in the third quarter of 2024.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions or restructuring activities. The Company also provides supplemental reporting of its net interest income and net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, October 22, 2024, to discuss the third quarter 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/GagdbNwDZ0m.

This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communityfinancialsystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $15 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or www.communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at www.communityfinancialsystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Earnings
Loan income	$140,472	$115,138	$401,129	$322,775
Investment income	23,428	22,418	72,468	72,287
Total interest income	163,900	137,556	473,597	395,062
Interest expense	51,155	29,770	144,453	66,967
Net interest income	112,745	107,786	329,144	328,095
Provision for credit losses	7,709	2,878	16,565	7,130
Net interest income after provision for credit losses	105,036	104,908	312,579	320,965
Deposit service and other banking fees	19,537	17,478	54,808	51,374
Mortgage banking	1,055	113	3,675	399
Employee benefit services	33,215	29,997	97,031	87,946
Insurance services	13,652	12,113	38,068	35,495
Wealth management services	8,892	7,934	26,793	24,037
Loss on sales of investment securities	(255)	0	(487)	(52,329)
Gain on debt extinguishment	0	0	0	242
Unrealized gain (loss) on equity securities	101	(49)	984	(99)
Total noninterest revenues	76,197	67,586	220,872	147,065
Salaries and employee benefits	78,022	70,687	224,532	210,208
Data processing and communications	15,894	15,480	45,516	42,900
Occupancy and equipment	10,586	10,358	32,663	31,835
Amortization of intangible assets	3,369	3,576	10,822	10,948
Legal and professional fees	3,723	3,826	11,523	12,129
Business development and marketing	4,365	4,628	11,549	12,096
Acquisition-related contingent consideration adjustments	(156)	80	(156)	1,080
Litigation accrual	102	0	221	0
Acquisition expenses	66	0	205	56
Other	8,232	7,869	24,411	22,342
Total noninterest expenses	124,203	116,504	361,286	343,594
Income before income taxes	57,030	55,990	172,165	124,436
Income taxes	13,129	11,861	39,477	26,218
Net income	$43,901	$44,129	$132,688	$98,218
Basic earnings per share	$0.83	$0.82	$2.50	$1.82
Diluted earnings per share	$0.83	$0.82	$2.50	$1.82

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings
Loan income	$140,472	$133,159	$127,498	$122,392	$115,138
Investment income	23,428	23,879	25,161	23,934	22,418
Total interest income	163,900	157,038	152,659	146,326	137,556
Interest expense	51,155	47,629	45,669	37,136	29,770
Net interest income	112,745	109,409	106,990	109,190	107,786
Provision for credit losses	7,709	2,708	6,148	4,073	2,878
Net interest income after provision for credit losses	105,036	106,701	100,842	105,117	104,908
Deposit service and other banking fees	19,537	17,364	17,907	18,003	17,478
Mortgage banking	1,055	2,275	345	196	113
Employee benefit services	33,215	32,118	31,698	30,015	29,997
Insurance services	13,652	13,307	11,109	11,599	12,113
Wealth management services	8,892	8,691	9,210	7,904	7,934
Loss on sales of investment securities	(255)	(232)	0	0	0
Unrealized gain (loss) on equity securities	101	867	16	52	(49)
Total noninterest revenues	76,197	74,390	70,285	67,769	67,586
Salaries and employee benefits	78,022	73,447	73,063	71,595	70,687
Data processing and communications	15,894	15,274	14,348	14,685	15,480
Occupancy and equipment	10,586	10,715	11,362	10,715	10,358
Amortization of intangible assets	3,369	3,877	3,576	3,563	3,576
Legal and professional fees	3,723	3,459	4,341	3,792	3,826
Business development and marketing	4,365	4,139	3,045	3,635	4,628
Acquisition-related contingent consideration adjustments	(156)	0	0	2,200	80
Litigation accrual	102	0	119	5,800	0
Acquisition expenses	66	104	35	7	0
Restructuring expenses	0	0	0	1,163	0
Other	8,232	7,984	8,195	11,936	7,869
Total noninterest expenses	124,203	118,999	118,084	129,091	116,504
Income before income taxes	57,030	62,092	53,043	43,795	55,990
Income taxes	13,129	14,177	12,171	10,089	11,861
Net income	$43,901	$47,915	$40,872	$33,706	$44,129
Basic earnings per share	$0.83	$0.91	$0.77	$0.63	$0.82
Diluted earnings per share	$0.83	$0.91	$0.76	$0.63	$0.82
Profitability (GAAP)
Return on assets (GAAP)	1.09%	1.22%	1.04%	0.87%	1.16%
Return on equity (GAAP)	10.21%	11.79%	9.78%	8.53%	10.90%
Noninterest revenues/total revenues (GAAP)	40.3%	40.5%	39.6%	38.3%	38.5%
Efficiency ratio (GAAP)	65.7%	64.7%	66.6%	72.9%	66.4%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.16%	1.29%	1.11%	1.13%	1.23%
Operating return on equity (non-GAAP)	10.85%	12.43%	10.47%	11.10%	11.62%
Return on tangible equity (non-GAAP)	20.53%	24.90%	19.94%	18.75%	23.34%
Operating return on tangible equity (non-GAAP)	21.80%	26.25%	21.36%	24.38%	24.89%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	40.2%	40.1%	39.4%	38.1%	38.3%
Operating efficiency ratio (non-GAAP)	63.6%	62.5%	64.1%	65.4%	64.0%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.51%	5.38%	5.25%	5.08%	4.92%
Cash equivalents yield	4.90%	5.10%	5.39%	5.49%	4.97%
Investment yield	2.05%	2.11%	2.02%	2.03%	1.96%
Earning asset yield	4.43%	4.35%	4.24%	4.11%	3.94%
Interest-bearing deposit rate	1.69%	1.68%	1.56%	1.37%	1.09%
Borrowing rate	4.08%	3.71%	3.81%	3.12%	3.34%
Cost of all interest-bearing funds	1.93%	1.83%	1.77%	1.48%	1.23%
Cost of total deposits	1.23%	1.23%	1.14%	0.98%	0.76%
Cost of funds (includes noninterest-bearing deposits)	1.44%	1.37%	1.31%	1.08%	0.88%
Net interest margin	3.03%	3.01%	2.95%	3.05%	3.07%
Net interest margin (FTE) (non-GAAP)	3.05%	3.04%	2.98%	3.07%	3.10%
Fully tax-equivalent adjustment (non-GAAP)	$872	$953	$1,014	$1,037	$1,034
Average Balances
Loans	$10,155,343	$9,969,462	$9,788,707	$9,583,396	$9,303,479
Cash equivalents	38,481	48,872	230,299	113,071	53,279
Taxable investment securities	4,165,783	4,119,882	4,071,256	4,032,386	4,080,835
Nontaxable investment securities	436,762	466,757	488,381	493,434	508,356
Total interest-earning assets	14,796,369	14,604,973	14,578,643	14,222,287	13,945,949
Total assets	16,058,219	15,778,974	15,796,867	15,333,131	15,123,226
Interest-bearing deposits	9,537,203	9,679,296	9,462,083	9,266,908	8,961,895
Borrowings	1,030,199	785,946	936,588	665,322	619,510
Total interest-bearing liabilities	10,567,402	10,465,242	10,398,671	9,932,230	9,581,405
Noninterest-bearing deposits	3,611,755	3,534,516	3,570,902	3,706,781	3,810,542
Shareholders' equity	1,709,791	1,633,875	1,681,211	1,567,381	1,605,798
Balance Sheet Data
Cash and cash equivalents	$346,110	$201,493	$338,381	$190,962	$455,807
Investment securities	4,287,551	4,166,562	4,152,114	4,165,312	3,960,001
Loans:
Business lending	4,391,629	4,294,173	4,220,199	4,084,396	3,914,935
Consumer mortgage	3,427,317	3,368,166	3,317,467	3,285,018	3,196,764
Consumer indirect	1,780,586	1,723,002	1,716,028	1,703,440	1,708,302
Home equity	460,964	452,013	446,056	446,515	444,764
Consumer direct	191,178	186,503	183,750	185,229	185,301
Total loans	10,251,674	10,023,857	9,883,500	9,704,598	9,450,066
Allowance for credit losses	76,167	71,442	70,091	66,669	64,945
Goodwill and intangible assets, net	900,623	905,780	904,439	897,987	901,334
Other assets	694,909	680,566	650,327	663,563	684,059
Total assets	16,404,700	15,906,816	15,858,670	15,555,753	15,386,322
Deposits:
Noninterest-bearing	3,586,845	3,649,389	3,554,686	3,638,527	3,780,519
Non-maturity interest-bearing	7,704,925	7,446,935	7,835,543	7,569,131	7,755,916
Time	2,184,401	2,041,564	1,961,793	1,720,463	1,494,353
Total deposits	13,476,171	13,137,888	13,352,022	12,928,121	13,030,788
Customer repurchase agreements	317,448	215,453	287,241	304,595	330,252
Other borrowings	630,970	716,721	395,122	460,603	316,837
Accrued interest and other liabilities	195,164	166,574	167,330	164,497	153,506
Total liabilities	14,619,753	14,236,636	14,201,715	13,857,816	13,831,383
Shareholders' equity	1,784,947	1,670,180	1,656,955	1,697,937	1,554,939
Total liabilities and shareholders' equity	16,404,700	15,906,816	15,858,670	15,555,753	15,386,322

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	10.88%	10.50%	10.45%	10.92%	10.11%
Tangible equity/tangible assets (non-GAAP)	5.97%	5.38%	5.32%	5.75%	4.81%
Tier 1 leverage ratio	9.12%	9.07%	9.01%	9.34%	9.44%
Loan-to-deposit ratio	76.1%	76.3%	74.0%	75.1%	72.5%
Diluted weighted average common shares outstanding	52,911	52,935	53,467	53,665	53,798
Period end common shares outstanding	52,546	52,523	52,765	53,327	53,427
Cash dividends declared per common share	$0.46	$0.45	$0.45	$0.45	$0.45
Book value (GAAP)	$33.97	$31.80	$31.40	$31.84	$29.10
Tangible book value (non-GAAP)	$17.66	$15.41	$15.12	$15.85	$13.07
Common stock price at quarter-end	$58.07	$47.21	$48.03	$52.11	$42.21
Asset Quality
Nonaccrual loans	$59,013	$47,407	$44,904	$48,687	$33,122
Accruing loans 90+ days delinquent	3,833	3,106	4,554	5,886	3,731
Total nonperforming loans	62,846	50,513	49,458	54,573	36,853
Other real estate owned (OREO)	2,279	1,662	1,742	1,159	578
Total nonperforming assets	65,125	52,175	51,200	55,732	37,431
Net charge-offs	2,772	1,286	2,840	2,337	1,249
Allowance for credit losses/loans outstanding	0.74%	0.71%	0.71%	0.69%	0.69%
Nonperforming loans/loans outstanding	0.61%	0.50%	0.50%	0.56%	0.39%
Allowance for credit losses/nonperforming loans	121%	141%	142%	122%	176%
Net charge-offs/average loans	0.11%	0.05%	0.12%	0.10%	0.05%
Delinquent loans/ending loans	1.07%	0.95%	0.93%	1.06%	0.90%
Provision for credit losses/net charge-offs	278%	211%	216%	174%	230%
Nonperforming assets/total assets	0.40%	0.33%	0.32%	0.36%	0.24%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$43,901	$47,915	$40,872	$33,706	$44,129
Income taxes	13,129	14,177	12,171	10,089	11,861
Income before income taxes	57,030	62,092	53,043	43,795	55,990
Provision for credit losses	7,709	2,708	6,148	4,073	2,878
Pre-tax, pre-provision net revenue (non-GAAP)	64,739	64,800	59,191	47,868	58,868
Acquisition expenses	66	104	35	7	0
Acquisition-related contingent consideration adjustments	(156)	0	0	2,200	80
Restructuring expenses	0	0	0	1,163	0
Litigation accrual	102	0	119	5,800	0
Loss on sales of investment securities	255	232	0	0	0
Unrealized (gain) loss on equity securities	(101)	(867)	(16)	(52)	49
Amortization of intangible assets	3,369	3,877	3,576	3,563	3,576
Operating pre-tax, pre-provision net revenue (non-GAAP)	$68,274	$68,146	$62,905	$60,549	$62,573

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.83	$0.91	$0.76	$0.63	$0.82
Income taxes	0.25	0.26	0.23	0.19	0.22
Income before income taxes	1.08	1.17	0.99	0.82	1.04
Provision for credit losses	0.15	0.06	0.12	0.07	0.05
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.23	1.23	1.11	0.89	1.09
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.04	0.00
Restructuring expenses	0.00	0.00	0.00	0.02	0.00
Litigation accrual	0.00	0.00	0.00	0.11	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	0.00	(0.01)	0.00	0.00	0.00
Amortization of intangible assets	0.06	0.07	0.07	0.07	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.29	$1.29	$1.18	$1.13	$1.16

Operating net income (non-GAAP)
Net income (GAAP)	$43,901	$47,915	$40,872	$33,706	$44,129
Acquisition expenses	66	104	35	7	0
Tax effect of acquisition expenses	(15)	(23)	(8)	(1)	0
Subtotal (non-GAAP)	43,952	47,996	40,899	33,712	44,129
Acquisition-related contingent consideration adjustments	(156)	0	0	2,200	80
Tax effect of acquisition-related contingent consideration adjustments	35	0	0	(443)	(17)
Subtotal (non-GAAP)	43,831	47,996	40,899	35,469	44,192
Restructuring expenses	0	0	0	1,163	0
Tax effect of restructuring expenses	0	0	0	(234)	0
Subtotal (non-GAAP)	43,831	47,996	40,899	36,398	44,192
Litigation accrual	102	0	119	5,800	0
Tax effect of litigation accrual	(23)	0	(26)	(1,168)	0
Subtotal (non-GAAP)	43,910	47,996	40,992	41,030	44,192
Loss on sales of investment securities	255	232	0	0	0
Tax effect of loss on sales of investment securities	(58)	(52)	0	0	0
Subtotal (non-GAAP)	44,107	48,176	40,992	41,030	44,192
Unrealized (gain) loss on equity securities	(101)	(867)	(16)	(52)	49
Tax effect of unrealized (gain) loss on equity securities	23	193	4	10	(10)
Subtotal (non-GAAP)	44,029	47,502	40,980	40,988	44,231
Amortization of intangible assets	3,369	3,877	3,576	3,563	3,576
Tax effect of amortization of intangible assets	(762)	(864)	(787)	(718)	(757)
Operating net income (non-GAAP)	$46,636	$50,515	$43,769	$43,833	$47,050

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.83	$0.91	$0.76	$0.63	$0.82
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.83	0.91	0.76	0.63	0.82
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.04	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	(0.01)	0.00
Subtotal (non-GAAP)	0.83	0.91	0.76	0.66	0.82
Restructuring expenses	0.00	0.00	0.00	0.02	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.83	0.91	0.76	0.68	0.82
Litigation accrual	0.00	0.00	0.00	0.11	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	(0.03)	0.00
Subtotal (non-GAAP)	0.83	0.91	0.76	0.76	0.82
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.83	0.91	0.76	0.76	0.82
Unrealized (gain) loss on equity securities	0.00	(0.01)	0.00	0.00	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.83	0.90	0.76	0.76	0.82
Amortization of intangible assets	0.06	0.07	0.07	0.07	0.07
Tax effect of amortization of intangible assets	(0.01)	(0.02)	(0.01)	(0.01)	(0.02)
Operating diluted earnings per share (non-GAAP)	$0.88	$0.95	$0.82	$0.82	$0.87

Return on assets
Net income (GAAP)	$43,901	$47,915	$40,872	$33,706	$44,129
Average total assets	16,058,219	15,778,974	15,796,867	15,333,131	15,123,226
Return on assets (GAAP)	1.09%	1.22%	1.04%	0.87%	1.16%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$46,636	$50,515	$43,769	$43,833	$47,050
Average total assets	16,058,219	15,778,974	15,796,867	15,333,131	15,123,226
Operating return on assets (non-GAAP)	1.16%	1.29%	1.11%	1.13%	1.23%

Return on equity
Net income (GAAP)	$43,901	$47,915	$40,872	$33,706	$44,129
Average total equity	1,709,791	1,633,875	1,681,211	1,567,381	1,605,798
Return on equity (GAAP)	10.21%	11.79%	9.78%	8.53%	10.90%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$46,636	$50,515	$43,769	$43,833	$47,050
Average total equity	1,709,791	1,633,875	1,681,211	1,567,381	1,605,798
Operating return on equity (non-GAAP)	10.85%	12.43%	10.47%	11.10%	11.62%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$112,745	$109,409	$106,990	$109,190	$107,786
Total average interest-earning assets	14,796,369	14,604,973	14,578,643	14,222,287	13,945,949
Net interest margin	3.03%	3.01%	2.95%	3.05%	3.07%

Net interest margin (FTE) (non-GAAP)
Net interest income	$112,745	$109,409	$106,990	$109,190	$107,786
Fully tax-equivalent adjustment (non-GAAP)	872	953	1,014	1,037	1,034
Fully tax-equivalent net interest income (non-GAAP)	113,617	110,362	108,004	110,227	108,820
Total average interest-earning assets	14,796,369	14,604,973	14,578,643	14,222,287	13,945,949
Net interest margin (FTE) (non-GAAP)	3.05%	3.04%	2.98%	3.07%	3.10%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$76,197	$74,390	$70,285	$67,769	$67,586
Loss on sales of investment securities	255	232	0	0	0
Unrealized (gain) loss on equity securities	(101)	(867)	(16)	(52)	49
Total operating noninterest revenues (non-GAAP)	$76,351	$73,755	$70,269	$67,717	$67,635

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$124,203	$118,999	$118,084	$129,091	$116,504
Acquisition expenses	(66)	(104)	(35)	(7)	0
Acquisition-related contingent consideration adjustments	156	0	0	(2,200)	(80)
Restructuring expenses	0	0	0	(1,163)	0
Litigation accrual	(102)	0	(119)	(5,800)	0
Amortization of intangible assets	(3,369)	(3,877)	(3,576)	(3,563)	(3,576)
Total operating noninterest expenses (non-GAAP)	$120,822	$115,018	$114,354	$116,358	$112,848

Operating revenues (non-GAAP)
Net interest income (GAAP)	$112,745	$109,409	$106,990	$109,190	$107,786
Noninterest revenues (GAAP)	76,197	74,390	70,285	67,769	67,586
Total revenues (GAAP)	188,942	183,799	177,275	176,959	175,372
Loss on sales of investment securities	255	232	0	0	0
Unrealized (gain) loss on equity securities	(101)	(867)	(16)	(52)	49
Total operating revenues (non-GAAP)	$189,096	$183,164	$177,259	$176,907	$175,421

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$76,197	$74,390	$70,285	$67,769	$67,586
Total revenues (GAAP) – denominator	188,942	183,799	177,275	176,959	175,372
Noninterest revenues/total revenues (GAAP)	40.3%	40.5%	39.6%	38.3%	38.5%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$76,351	$73,755	$70,269	$67,717	$67,635
Total operating revenues (non-GAAP)	189,096	183,164	177,259	176,907	175,421
Fully tax-equivalent adjustment (non-GAAP)	872	953	1,014	1,037	1,034
Total operating revenues (FTE) (non-GAAP) – denominator	189,968	184,117	178,273	177,944	176,455
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	40.2%	40.1%	39.4%	38.1%	38.3%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$124,203	$118,999	$118,084	$129,091	$116,504
Total revenues (GAAP) – denominator	188,942	183,799	177,275	176,959	175,372
Efficiency ratio (GAAP)	65.7%	64.7%	66.6%	72.9%	66.4%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$120,822	$115,018	$114,354	$116,358	$112,848
Total operating revenues (FTE) (non-GAAP) - denominator	189,968	184,117	178,273	177,944	176,455
Operating efficiency ratio (non-GAAP)	63.6%	62.5%	64.1%	65.4%	64.0%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$16,404,700	$15,906,816	$15,858,670	$15,555,753	$15,386,322
Goodwill and intangible assets, net	(900,623)	(905,780)	(904,439)	(897,987)	(901,334)
Deferred taxes on goodwill and intangible assets, net	43,832	44,921	45,433	45,198	44,593
Total tangible assets (non-GAAP)	$15,547,909	$15,045,957	$14,999,664	$14,702,964	$14,529,581

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,784,947	$1,670,180	$1,656,955	$1,697,937	$1,554,939
Goodwill and intangible assets, net	(900,623)	(905,780)	(904,439)	(897,987)	(901,334)
Deferred taxes on goodwill and intangible assets, net	43,832	44,921	45,433	45,198	44,593
Total tangible common equity (non-GAAP)	$928,156	$809,321	$797,949	$845,148	$698,198

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,784,947	$1,670,180	$1,656,955	$1,697,937	$1,554,939
Total assets (GAAP) – denominator	16,404,700	15,906,816	15,858,670	15,555,753	15,386,322
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.88%	10.50%	10.45%	10.92%	10.11%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$928,156	$809,321	$797,949	$845,148	$698,198
Total tangible assets (non-GAAP) - denominator	15,547,909	15,045,957	14,999,664	14,702,964	14,529,581
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	5.97%	5.38%	5.32%	5.75%	4.81%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$43,901	$47,915	$40,872	$33,706	$44,129
Average shareholders’ equity	1,709,791	1,633,875	1,681,211	1,567,381	1,605,798
Average goodwill and intangible assets, net	(903,281)	(905,134)	(902,215)	(899,027)	(900,562)
Average deferred taxes on goodwill and intangible assets, net	44,376	45,177	45,315	44,896	44,798
Average tangible common equity (non-GAAP)	850,886	773,918	824,311	713,250	750,034
Return on tangible equity (non-GAAP)	20.53%	24.90%	19.94%	18.75%	23.34%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$46,636	$50,515	$43,769	$43,833	$47,050
Average tangible common equity (non-GAAP)	850,886	773,918	824,311	713,250	750,034
Operating return on tangible equity (non-GAAP)	21.80%	26.25%	21.36%	24.38%	24.89%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024			2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,784,947	$1,670,180	$1,656,955	$1,697,937	$1,554,939
Period end common shares outstanding – denominator	52,546	52,523	52,765	53,327	53,427
Book value (GAAP)	$33.97	$31.80	$31.40	$31.84	$29.10

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$928,156	$809,321	$797,949	$845,148	$698,198
Period end common shares outstanding – denominator	52,546	52,523	52,765	53,327	53,427
Tangible book value (non-GAAP)	$17.66	$15.41	$15.12	$15.85	$13.07

	2024		2023
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment operating income before income taxes to total consolidated income before income taxes
Total segment operating income before income taxes	$60,565	$65,438	$59,695
Loss on sales of investment securities	(255)	(232)	0
Unrealized gain (loss) on equity securities	101	867	(49)
Amortization of intangible assets	(3,369)	(3,877)	(3,576)
Litigation accrual	(102)	0	0
Acquisition-related contingent consideration adjustments	156	0	(80)
Acquisition expenses	(66)	(104)	0
Total consolidated income before income taxes	$57,030	$62,092	$55,990

Reconciliation of total segment operating noninterest revenues to total consolidated noninterest revenues
Total segment operating noninterest revenues	$77,526	$74,896	$68,717
Elimination of intersegment revenues	(1,175)	(1,141)	(1,082)
Loss on sales of investment securities	(255)	(232)	0
Unrealized gain (loss) on equity securities	101	867	(49)
Total consolidated noninterest revenues	$76,197	$74,390	$67,586

Reconciliation of total segment operating noninterest expenses to total consolidated noninterest expenses
Total segment operating noninterest expenses	$121,997	$116,159	$113,930
Elimination of intersegment expenses	(1,175)	(1,141)	(1,082)
Amortization of intangible assets	3,369	3,877	3,576
Litigation accrual	102	0	0
Acquisition-related contingent consideration adjustments	(156)	0	80
Acquisition expenses	66	104	0
Total consolidated noninterest expenses	$124,203	$118,999	$116,504

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